UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
July 19, 2011
THE GOLDMAN SACHS GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	No. 001-14965	No. 13-4019460

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 West Street New York, New York	10282

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (212) 902-1000
N/A

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
On July 19, 2011, The Goldman Sachs Group, Inc. (Group Inc. and, together with its consolidated subsidiaries, the firm) reported its earnings for its second quarter ended June 30, 2011. A copy of Group Inc.’s press release containing this information is being furnished as Exhibit 99.1 to this Report on Form 8-K and is incorporated herein by reference.
The information furnished pursuant to this Item 2.02, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the Exchange Act) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of Group Inc. under the Securities Act of 1933 or the Exchange Act.
Item 8.01 Other Events.
On July 19, 2011, Group Inc. reported net revenues of $7.28 billion and net earnings of $1.09 billion for the second quarter ended June 30, 2011. Diluted earnings per common share were $1.85 compared with $0.78 (1) for the second quarter of 2010 and $1.56 (2) for the first quarter of 2011. Annualized return on average common shareholders’ equity (ROE) (3) was 6.1% for the second quarter of 2011 and 8.0% for the first half of 2011. Excluding the preferred dividend of $1.64 billion related to the redemption of the firm’s Series G Preferred Stock in the first quarter of 2011, annualized ROE was 10.2% (4) for the first half of 2011.
Net Revenues
Investment Banking
Net revenues in Investment Banking were $1.45 billion, 54% higher than the second quarter of 2010 and 14% higher than the first quarter of 2011. Net revenues in Financial Advisory were $637 million, 35% higher than the second quarter of 2010, reflecting an increase in industry-wide completed mergers and acquisitions. Net revenues in the firm’s Underwriting business were $811 million, 73% higher than the second quarter of 2010. Net revenues in debt underwriting were significantly higher than the second quarter of 2010, primarily reflecting an increase in leveraged finance activity. Net revenues in equity underwriting were also significantly higher than the second quarter of 2010, reflecting an increase in industry-wide equity and equity-related offerings. The firm’s investment banking transaction backlog was unchanged compared with the end of the first quarter of 2011. (5)
Institutional Client Services
Net revenues in Institutional Client Services were $3.52 billion, 29% lower than the second quarter of 2010 and 47% lower than the first quarter of 2011.

Net revenues in Fixed Income, Currency and Commodities Client Execution were $1.60 billion, 53% lower than the second quarter of 2010, reflecting significantly lower results in mortgages, commodities and interest rate products. High levels of uncertainty and decreased levels of liquidity during the quarter contributed to difficult market-making conditions, particularly in mortgages and commodities, and prompted the firm to operate at generally lower levels of risk. In addition, net revenues in currencies decreased slightly and net revenues in credit products were essentially unchanged compared with the second quarter of 2010. During the quarter, Fixed Income, Currency and Commodities Client Execution operated in a challenging environment reflecting broad market concerns and uncertainty, which led to slightly lower levels of activity. The effect of these macro concerns was more pronounced within the firm’s Asian and European franchises.
Net revenues in Equities were $1.92 billion, 19% higher than the second quarter of 2010, primarily reflecting higher net revenues in equities client execution. This increase reflected improved results in derivatives compared with a difficult second quarter of 2010. However, results in the second quarter of 2011 for equities client execution more broadly reflected a challenging environment generally characterized by lower levels of activity and low volatility levels. In addition, commissions and fees were lower compared with the second quarter of 2010, reflecting lower client activity. Securities services net revenues were higher compared with the second quarter of 2010, reflecting the impact of higher average customer balances.
Investing & Lending
Net revenues in Investing & Lending were $1.04 billion for the second quarter of 2011. Results for the second quarter of 2011 included a loss of $176 million from the firm’s investment in the ordinary shares of Industrial and Commercial Bank of China Limited (ICBC), net gains of $686 million from other investments in equities and net revenues of $200 million from debt securities and loans, primarily reflecting net interest income.
Investment Management
Net revenues in Investment Management were $1.27 billion, 12% higher than the second quarter of 2010 and essentially unchanged compared with the first quarter of 2011. The increase in net revenues compared with the second quarter of 2010 was primarily due to an increase in management and other fees, reflecting both favorable changes in the mix of assets under management and higher average assets under management, as well as higher incentive fees. During the quarter, assets under management increased $4 billion to $844 billion reflecting market appreciation and inflows in fixed income assets, partially offset by outflows in money market, alternative investment and equity assets.
Expenses
Operating expenses were $5.67 billion, 23% lower than the second quarter of 2010 (6) and 28% lower than the first quarter of 2011. The firm is in the process of implementing expense reduction initiatives.

Compensation and Benefits
The accrual for compensation and benefits expenses (including salaries, estimated year-end discretionary compensation, amortization of equity awards and other items such as benefits) was $3.20 billion for the second quarter of 2011, a 16% decline compared with the second quarter of 2010. The ratio of compensation and benefits to net revenues for the first half of 2011 was 44.0%.
Non-Compensation Expenses
Non-compensation expenses were $2.47 billion, 18% lower than the second quarter of 2010 and 6% lower than the first quarter of 2011. The decrease compared with the second quarter of 2010 was primarily attributable to the impact of net provisions for litigation and regulatory proceedings of $615 million during the second quarter of 2010 (including $550 million related to the SEC settlement). The second quarter of 2011 included net provisions for litigation and regulatory proceedings of $45 million.
Provision for Taxes
The effective income tax rate for the first half of 2011 was 32.4% (7), essentially unchanged from the first quarter of 2011.
Capital
As of June 30, 2011, total capital was $247.57 billion, consisting of $72.36 billion in total shareholders’ equity (common shareholders’ equity of $69.26 billion and preferred stock of $3.10 billion) and $175.21 billion in unsecured long-term borrowings. Book value per common share was $131.44 and tangible book value per common share (8) was $121.60, each increasing 1.6% compared with the end of the first quarter of 2011. Book value and tangible book value per common share are based on common shares outstanding, including restricted stock units granted to employees with no future service requirements, of 526.9 million at period end.
During the quarter, the firm repurchased 10.8 million shares of its common stock at an average cost per share of $139.20, for a total cost of $1.50 billion. On July 18, 2011, the Board of Directors of Group Inc. authorized the repurchase of an additional 75.0 million shares of common stock pursuant to the firm’s existing share repurchase program. The remaining share authorization under the firm’s existing repurchase program, including the newly authorized amount, is 90.8 million shares. (9)
Under the regulatory capital guidelines currently applicable to bank holding companies (Basel 1), the firm’s Tier 1 capital ratio (10) was 14.7% and the firm’s Tier 1 common ratio (11) was 12.9% as of June 30, 2011, both essentially unchanged compared with the end of the first quarter of 2011.

Other Balance Sheet and Liquidity Metrics
•	Total assets (12) were $937 billion as of June 30, 2011, essentially unchanged compared with $933 billion as of March 31, 2011.

•	Level 3 assets (12) were $47 billion as of June 30, 2011 (compared with $46 billion as of March 31, 2011) and represented 5.0% of total assets.

•
The firm’s global core excess liquidity (13) was $166 billion as of June 30, 2011 and averaged $164 billion for the second quarter of 2011, compared with an average of $168 billion for the first quarter of 2011.

Dividends
Group Inc. declared a dividend of $0.35 per common share to be paid on September 29, 2011 to common shareholders of record on September 1, 2011. The firm also declared dividends of $239.58, $387.50, $255.56 and $255.56 per share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, respectively (represented by depositary shares, each representing a 1/1,000th interest in a share of preferred stock), to be paid on August 10, 2011 to preferred shareholders of record on July 26, 2011.

Cautionary Note Regarding Forward-Looking Statements
This Report on Form 8-K contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are not historical facts, but instead represent only the firm’s beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of the firm’s control. It is possible that the firm’s actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements. For a discussion of some of the risks and important factors that could affect the firm’s future results and financial condition, see “Risk Factors” in Part I, Item 1A of the firm’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010.
Certain of the information regarding the firm’s capital ratios, risk-weighted assets, total assets, level 3 assets and global core excess liquidity consist of preliminary estimates. These estimates are forward-looking statements and are subject to change, possibly materially, as the firm completes its financial statements.
Statements about the firm’s investment banking transaction backlog also may constitute forward-looking statements. Such statements are subject to the risk that the terms of these transactions may be modified or that they may not be completed at all; therefore, the net revenues, if any, that the firm actually earns from these transactions may differ, possibly materially, from those currently expected. Important factors that could result in a modification of the terms of a transaction or a transaction not being completed include, in the case of underwriting transactions, a decline or continued weakness in general economic conditions, outbreak of hostilities, volatility in the securities markets generally or an adverse development with respect to the issuer of the securities and, in the case of financial advisory transactions, a decline in the securities markets, an inability to obtain adequate financing, an adverse development with respect to a party to the transaction or a failure to obtain a required regulatory approval. For a discussion of other important factors that could adversely affect the firm’s investment banking transactions, see “Risk Factors” in Part I, Item 1A of the firm’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010.

THE GOLDMAN SACHS GROUP, INC. AND SUBSIDIARIES
SEGMENT NET REVENUES
(UNAUDITED)
$ in millions

	Three Months Ended			% Change From
	June 30,	March 31,	June 30,	March 31,	June 30,
	2011	2011	2010	2011	2010
Investment Banking
Financial Advisory	$637	$357	$471	78%	35%

Equity underwriting	378	426	225	(11)	68
Debt underwriting	433	486	245	(11)	77

Total Underwriting	811	912	470	(11)	73

Total Investment Banking	1,448	1,269	941	14	54

Institutional Client Services
Fixed Income, Currency and Commodities Client Execution	1,599	4,325	3,367	(63)	(53)

Equities client execution	623	979	312	(36)	100
Commissions and fees	861	971	940	(11)	(8)
Securities services	432	372	362	16	19

Total Equities	1,916	2,322	1,614	(17)	19

Total Institutional Client Services	3,515	6,647	4,981	(47)	(29)

Investing & Lending
ICBC	(176)	316	905	N.M.	N.M.
Equity securities (excluding ICBC)	686	1,054	(44)	(35)	N.M.
Debt securities and loans	200	1,024	422	(80)	(53)
Other (14)	334	311	503	7	(34)

Total Investing & Lending	1,044	2,705	1,786	(61)	(42)

Investment Management
Management and other fees	1,080	1,048	966	3	12
Incentive fees	63	74	33	(15)	91
Transaction revenues	131	151	134	(13)	(2)

Total Investment Management	1,274	1,273	1,133	—	12

Total net revenues	$7,281	$11,894	$8,841	(39)	(18)

	Six Months Ended		% Change From
	June 30,	June 30,	June 30,
	2011	2010	2010
Investment Banking
Financial Advisory	$994	$935	6%

Equity underwriting	804	597	35
Debt underwriting	919	612	50

Total Underwriting	1,723	1,209	43

Total Investment Banking	2,717	2,144	27

Institutional Client Services
Fixed Income, Currency and Commodities Client Execution	5,924	9,384	(37)

Equities client execution	1,602	1,599	—
Commissions and fees	1,832	1,784	3
Securities services	804	721	12

Total Equities	4,238	4,104	3

Total Institutional Client Services	10,162	13,488	(25)

Investing & Lending
ICBC	140	683	(80)
Equity securities (excluding ICBC)	1,740	803	117
Debt securities and loans	1,224	1,552	(21)
Other (14)	645	718	(10)

Total Investing & Lending	3,749	3,756	—

Investment Management
Management and other fees	2,128	1,898	12
Incentive fees	137	59	132
Transaction revenues	282	271	4

Total Investment Management	2,547	2,228	14

Total net revenues	$19,175	$21,616	(11)

THE GOLDMAN SACHS GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
(UNAUDITED)
In millions, except per share amounts and total staff

	Three Months Ended			% Change From
	June 30,	March 31,	June 30,	March 31,	June 30,
	2011	2011	2010	2011	2010
Revenues
Investment banking	$1,448	$1,269	$941	14%	54%
Investment management	1,188	1,174	1,046	1	14
Commissions and fees	894	1,019	978	(12)	(9)
Market making	1,736	4,462	2,850	(61)	(39)
Other principal transactions	602	2,612	1,407	(77)	(57)

Total non-interest revenues	5,868	10,536	7,222	(44)	(19)

Interest income	3,681	3,107	3,302	18	11
Interest expense	2,268	1,749	1,683	30	35

Net interest income	1,413	1,358	1,619	4	(13)

Net revenues, including net interest income	7,281	11,894	8,841	(39)	(18)

Operating expenses
Compensation and benefits	3,204	5,233	3,802	(39)	(16)

U.K. bank payroll tax	—	—	600	—	(100)

Brokerage, clearing, exchange and distribution fees	615	620	622	(1)	(1)
Market development	183	179	116	2	58
Communications and technology	210	198	186	6	13
Depreciation and amortization	372	590	437	(37)	(15)
Occupancy	252	267	274	(6)	(8)
Professional fees	263	233	227	13	16
Other expenses	570	534	1,129	7	(50)

Total non-compensation expenses	2,465	2,621	2,991	(6)	(18)

Total operating expenses	5,669	7,854	7,393	(28)	(23)

Pre-tax earnings	1,612	4,040	1,448	(60)	11
Provision for taxes	525	1,305	835	(60)	(37)

Net earnings	1,087	2,735	613	(60)	77

Preferred stock dividends	35	1,827	160	(98)	(78)

Net earnings applicable to common shareholders	$1,052	$908	$453	16	132

Earnings per common share
Basic (15)	$1.96	$1.66	$0.82	18%	139%
Diluted	1.85	1.56	0.78	19	137

Average common shares outstanding
Basic	531.9	540.6	539.8	(2)	(1)
Diluted	569.5	583.0	580.4	(2)	(2)

Selected Data
Total staff at period end (16)	35,500	35,400	34,100	—	4
Total staff at period end including consolidated entities held for investment purposes (17)	38,300	38,300	38,900	—	(2)

THE GOLDMAN SACHS GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
(UNAUDITED)
In millions, except per share amounts

	Six Months Ended		% Change From
	June 30,	June 30,	June 30,
	2011	2010	2010
Revenues
Investment banking	$2,717	$2,144	27%
Investment management	2,362	2,054	15
Commissions and fees	1,913	1,858	3
Market making	6,198	9,235	(33)
Other principal transactions	3,214	3,288	(2)

Total non-interest revenues	16,404	18,579	(12)

Interest income	6,788	6,303	8
Interest expense	4,017	3,266	23

Net interest income	2,771	3,037	(9)

Net revenues, including net interest income	19,175	21,616	(11)

Operating expenses
Compensation and benefits	8,437	9,295	(9)

U.K. bank payroll tax	—	600	(100)

Brokerage, clearing, exchange and distribution fees	1,235	1,184	4
Market development	362	226	60
Communications and technology	408	362	13
Depreciation and amortization	962	809	19
Occupancy	519	530	(2)
Professional fees	496	409	21
Other expenses	1,104	1,594	(31)

Total non-compensation expenses	5,086	5,114	(1)

Total operating expenses	13,523	15,009	(10)

Pre-tax earnings	5,652	6,607	(14)
Provision for taxes	1,830	2,538	(28)

Net earnings	3,822	4,069	(6)

Preferred stock dividends	1,862	320	N.M.

Net earnings applicable to common shareholders	$1,960	$3,749	(48)

Earnings per common share
Basic (15)	$3.62	$6.87	(47)%
Diluted	3.40	6.41	(47)

Average common shares outstanding
Basic	536.2	542.9	(1)
Diluted	576.4	585.2	(2)

THE GOLDMAN SACHS GROUP, INC. AND SUBSIDIARIES
SELECTED FINANCIAL DATA
(UNAUDITED)
Average Daily VaR (18)
$ in millions

	Three Months Ended
	June 30,	March 31,	June 30,
	2011	2011	2010
Risk Categories
Interest rates	$76	$87	$87
Equity prices	35	49	61
Currency rates	21	24	36
Commodity prices	39	37	32
Diversification effect (19)	(70)	(84)	(80)

Total	$101	$113	$136

Assets Under Management (20) $ in billions

	As of			% Change From
	June 30,	March 31,	June 30,	March 31,	June 30,
	2011	2011	2010	2011	2010
Asset Class
Alternative investments	$148	$151	$146	(2)%	1%
Equity	148	150	125	(1)	18
Fixed income	352	338	326	4	8

Total non-money market assets	648	639	597	1	9

Money markets	196	201	205	(2)	(4)

Total assets under management	$844	$840	$802	—	5

	Three Months Ended
	June 30,	March 31,	June 30,
	2011	2011	2010
Balance, beginning of period	$840	$840	$840

Net inflows / (outflows)
Alternative investments	(3)	—	1
Equity	(2)	—	(9)
Fixed income	7	(5)	(2)

Total non-money market net inflows / (outflows)	2	(5)	(10)

Money markets	(5)	(7)	(14)

Total net inflows / (outflows)	(3)	(12)	(24)

Net market appreciation / (depreciation)	7	12	(14)

Balance, end of period	$844	$840	$802

Footnotes

(1)
Excluding the impact of the $600 million U.K. bank payroll tax and the $550 million SEC settlement, diluted earnings per common share were $2.75 for the second quarter of 2010. Management believes that presenting the firm’s diluted earnings per common share excluding these items is meaningful as these were one-time events and excluding them increases the comparability of period-to-period results. Diluted earnings per common share excluding these items is a non-GAAP measure and may not be comparable to similar non-GAAP measures used by other companies. The table below presents the calculation of net earnings applicable to common shareholders and diluted earnings per common share excluding the impact of these amounts:

For the
Three Months Ended
June 30, 2010
(unaudited, in millions,
except per share
amounts)
Net earnings applicable to common shareholders	$453
Impact of U.K. bank payroll tax	600
Pre-tax impact of SEC settlement	550
Tax impact of SEC settlement	(6)

Net earnings applicable to common shareholders, excluding the impact of U.K. bank payroll tax and SEC settlement	$1,597
Divided by: average diluted common shares outstanding	580.4

Diluted earnings per common share, excluding the impact of U.K. bank payroll tax and SEC settlement	$2.75

(2)
Excluding the impact of the preferred dividend of $1.64 billion related to the redemption of the firm’s Series G Preferred Stock (calculated as the difference between the carrying value and the redemption value of the preferred stock), diluted earnings per common share were $4.38 for the first quarter of 2011. Management believes that presenting the firm’s diluted earnings per common share excluding this dividend is meaningful because it increases the comparability of period-to-period results. Diluted earnings per common share excluding this dividend is a non-GAAP measure and may not be comparable to similar non-GAAP measures used by other companies. The table below presents the calculation of net earnings applicable to common shareholders and diluted earnings per common share excluding the impact of this dividend:

For the
Three Months Ended
March 31, 2011
(unaudited, in millions,
except per share
amounts)
Net earnings applicable to common shareholders	$908
Impact of the Series G Preferred Stock dividend	1,643

Net earnings applicable to common shareholders, excluding the impact of the Series G Preferred Stock dividend	$2,551
Divided by: average diluted common shares outstanding	583.0

Diluted earnings per common share, excluding the impact of the Series G Preferred Stock dividend	$4.38

(3)
Annualized ROE is computed by dividing annualized net earnings applicable to common shareholders by average monthly common shareholders’ equity. The impact of the $1.64 billion Series G Preferred Stock dividend in the first quarter of 2011 was not annualized in the calculation of annualized net earnings applicable to common shareholders as this amount has no impact on other quarters in the year. The table below presents the firm’s average common shareholders’ equity:

	Average for the
	Three Months Ended	Six Months Ended
	June 30, 2011	June 30, 2011
	(unaudited, $ in millions)
Total shareholders’ equity	$72,474	$74,519
Preferred stock	(3,100)	(4,753)

Common shareholders’ equity	$69,374	$69,766

Footnotes (continued)

(4)
Management believes that presenting the firm’s ROE excluding the impact of the $1.64 billion Series G Preferred Stock dividend in the first quarter of 2011 is meaningful because it increases the comparability of period-to-period results. ROE excluding this dividend is a non-GAAP measure and may not be comparable to similar non-GAAP measures used by other companies. The tables below present the calculation of net earnings applicable to common shareholders and average common shareholders’ equity excluding the impact of this dividend:

For the
Six Months Ended
June 30, 2011
(unaudited, $ in millions)
Net earnings applicable to common shareholders	$1,960
Impact of the Series G Preferred Stock dividend	1,643

Net earnings applicable to common shareholders, excluding the impact of the Series G Preferred Stock dividend	$3,603

Average for the
Six Months Ended
June 30, 2011
(unaudited, $ in millions)
Total shareholders’ equity	$74,519
Preferred stock	(4,753)

Common shareholders’ equity	69,766
Impact of the Series G Preferred Stock dividend	939

Common shareholders’ equity, excluding the impact of the Series G Preferred Stock dividend	$70,705

(5)
The firm’s investment banking transaction backlog represents an estimate of the firm’s future net revenues from investment banking transactions where management believes that future revenue realization is more likely than not.

(6)	The second quarter of 2010 included $600 million in expenses related to the U.K. bank payroll tax.

(7)
The effective income tax rate for the first half of 2011 was 32.4%, compared with 35.2% for 2010. Excluding the impact of the $465 million U.K. bank payroll tax for the full year and the $550 million SEC settlement, substantially all of which was non-deductible, the effective income tax rate for 2010 was 32.7%. Management believes that presenting the firm’s effective income tax rate for 2010 excluding the impact of these items is meaningful as excluding them increases the comparability of period-to-period results. Effective income tax rate excluding the impact of these items is a non-GAAP measure and may not be comparable to similar non-GAAP measures used by other companies. The table below presents the calculation of the effective income tax rate excluding the impact of these amounts:

	For the
	Year Ended December 31, 2010
	Pre-tax	Provision	Effective income
	earnings	for taxes	tax rate
	(unaudited, $ in millions)
As reported	$12,892	$4,538	35.2%
Add back:
Impact of the U.K. bank payroll tax	465	—
Impact of the SEC settlement	550	6

As adjusted	$13,907	$4,544	32.7%

Footnotes (continued)

(8)
Tangible common shareholders’ equity equals total shareholders’ equity less preferred stock, goodwill and identifiable intangible assets. Tangible book value per common share is computed by dividing tangible common shareholders’ equity by the number of common shares outstanding, including restricted stock units granted to employees with no future service requirements. Management believes that tangible common shareholders’ equity and tangible book value per common share are meaningful because they are measures that the firm and investors use to assess capital adequacy. Tangible common shareholders’ equity and tangible book value per common share are non-GAAP measures and may not be comparable to similar non-GAAP measures used by other companies. The table below presents the reconciliation of total shareholders’ equity to tangible common shareholders’ equity:

As of
June 30, 2011
(unaudited, $ in millions)
Total shareholders’ equity	$72,356
Preferred stock	(3,100)

Common shareholders’ equity	69,256
Goodwill and identifiable intangible assets	(5,187)

Tangible common shareholders’ equity	$64,069

(9)
As disclosed in “Note 19. Shareholders’ Equity” in Part I, Item 1 “Financial Statements” in the firm’s Quarterly Report on Form 10-Q for the period ended March 31, 2011, share repurchases require approval by the Board of Governors of the Federal Reserve System.

(10)
The Tier 1 capital ratio equals Tier 1 capital divided by risk-weighted assets. The firm’s risk-weighted assets under Basel 1 were approximately $451 billion as of June 30, 2011. This ratio represents a preliminary estimate as of the date of this Report on Form 8-K and may be revised in the firm’s Quarterly Report on Form 10-Q for the period ended June 30, 2011. For a further discussion of the firm’s capital ratios, see “Equity Capital” in Part I, Item 2 “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the firm’s Quarterly Report on Form 10-Q for the period ended March 31, 2011.

(11)
The Tier 1 common ratio equals Tier 1 common capital divided by risk-weighted assets. As of June 30, 2011, Tier 1 common capital was $58.3 billion, consisting of Tier 1 capital of $66.4 billion less preferred stock of $3.1 billion and junior subordinated debt issued to trusts of $5.0 billion. Management believes that the Tier 1 common ratio is meaningful because it is one of the measures that the firm and investors use to assess capital adequacy. The Tier 1 common ratio is a non-GAAP measure and may not be comparable to similar non-GAAP measures used by other companies. This ratio represents a preliminary estimate as of the date of this Report on Form 8-K and may be revised in the firm’s Quarterly Report on Form 10-Q for the period ended June 30, 2011. For a further discussion of the firm’s capital ratios, see “Equity Capital” in Part I, Item 2 “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the firm’s Quarterly Report on Form 10-Q for the period ended March 31, 2011.

(12)	This amount represents a preliminary estimate as of the date of this Report on Form 8-K and may be revised in the firm’s Quarterly Report on Form 10-Q for the period ended June 30, 2011.

(13)
The firm’s global core excess represents a pool of excess liquidity consisting of unencumbered, highly liquid securities and cash. These amounts represent preliminary estimates as of the date of this Report on Form 8-K and may be revised in the firm’s Quarterly Report on Form 10-Q for the period ended June 30, 2011. For a further discussion of the firm’s global core excess liquidity pool, see “Liquidity Risk Management” in Part I, Item 2 “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the firm’s Quarterly Report on Form 10-Q for the period ended March 31, 2011.

(14)	Primarily includes net revenues related to the firm’s consolidated entities held for investment purposes.

(15)
Unvested share-based payment awards that have non-forfeitable rights to dividends or dividend equivalents are treated as a separate class of securities in calculating earnings per common share. The impact of applying this methodology was a reduction to basic earnings per common share of $0.02 for each of the three months ended June 30, 2011, March 31, 2011 and June 30, 2010, and $0.04 for each of the six months ended June 30, 2011 and June 30, 2010, respectively.

(16)	Includes employees, consultants and temporary staff.

(17)
Compensation and benefits and non-compensation expenses related to consolidated entities held for investment purposes are included in their respective line items in the consolidated statements of earnings.

(18)
VaR is the potential loss in value of the firm’s inventory positions due to adverse market movements over a one-day time horizon with a 95% confidence level. For a further discussion of VaR, see “Market Risk Management” in Part I, Item 2 “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the firm’s Quarterly Report on Form 10-Q for the period ended March 31, 2011.

(19)	Equals the difference between total VaR and the sum of the VaRs for the four risk categories. This effect arises because the four market risk categories are not perfectly correlated.

(20)	Assets under management include only client assets where the firm earns a fee for managing assets on a discretionary basis.

Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.
     The following exhibit is being furnished as part of this Report on Form 8-K:
99.1	Press release of Group Inc. dated July 19, 2011 containing financial information for its second quarter ended June 30, 2011.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GOLDMAN SACHS GROUP, INC. (Registrant)
Date: July 19, 2011	By:	/s/ David A. Viniar
		Name:	David A. Viniar
		Title:	Chief Financial Officer